   As filed with the Securities and Exchange Commission on January 25, 1996

                                                  Registration No. 33-55720



   _________________________________________________________________________




                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C. 20549




                                     ________________



                            POST-EFFECTIVE AMENDMENT NO. 1






                                         to


                                      FORM S-3

                               REGISTRATION STATEMENT

                                         of

                                    TENNECO INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   ________________________________________________________________________

                                   DEREGISTRATION


      The Registrant, Tenneco Inc., hereby removes from registration all
securities registered hereunder which remain unsold as of the date hereof.

                                        SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of January, 1996.


                                                   TENNECO INC.


                                                   By    DANA G. MEAD

                                                  Dana G. Mead, Chairman and
                                                  Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                          Title                      DATE


   DANA G. MEAD                  Principal Executive     January 25, 1996
   Dana G. Mead                  Officer and Director



   ROBERT T. BLAKELY             Principal Financial     January 25, 1996
   Robert T. Blakely             and Accounting
                                       Officer


   Mark Andrews, W. Michael            Directors
     Blumenthal, M. Kathryn
     Eickhoff, Peter T. Flawn,
     Henry U. Harris, Jr.,
     Belton K. Johnson, John B.
     McCoy, Joseph J. Sisco,
     William L. Weiss, Clifton
     R. Wharton, Jr.





   By    M. W. MEYER                                           January 25, 1996
         Attorney-in-fact
